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                                                                    Exhibit 10.9

      Confidentiality, Developments, and Non-Competition Agreement 11/25/98

                         CONFIDENTIALITY, DEVELOPMENTS,
                          AND NON-COMPETITION AGREEMENT

      This Agreement is made in consideration of my initial or continued employment or consulting relationship with RoweCom Inc. (the "Company"), a Delaware corporation, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

      I hereby agree as follows:

      1. Proprietary Information.

      (a) As used in this agreement, the term "Confidential Information" means all information of the Company, or of a third party that has disclosed or entrusted such information to the Company in confidence, except information that I demonstrate by clear and convincing evidence:

      (i) was known to me prior to its disclosure to me by the Company, as evidenced by written documents predating the commencement of my employment or consulting relationship with the Company;

      (ii) was public knowledge at the time of its disclosure to me by the Company, or becomes public knowledge after such disclosure, through no action or omission on my part; or

      (iii) is lawfully disclosed or made available to me by a third party having no obligation to the Company, or to any third party who disclosed or entrusted such information to the Company in confidence, to maintain the confidentiality of such information.

      (b) All Confidential Information will remain the exclusive property of the Company or the disclosing or entrusting third party, as the case may be, and will be used by me exclusively for authorized purposes in connection with my employment or consulting relationship with the Company. I will maintain the confidentiality of all Confidential Information and hold it in trust for the exclusive benefit of the Company or such third party, as the case may be. Unless previously authorized in writing by the Company, I will not use or disclose Confidential Information for any other purpose or for the benefit of myself or others.

      (c) I will promptly deliver to the Company, upon request, all business plans and other documents and tangible media that contain or reflect Confidential Information (including all copies, reproductions, digests, abstracts, analyses, and notes) in my custody or control and I will destroy any related computer entries on computer equipment not owned by the Company.
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      (d) Except as disclosed below, I am not bound by any agreement with any person or company (e.g., a former employer) to refrain from competing with or using or disclosing any confidential or proprietary information of any person or company. I will not disclose to or use for the Company any confidential or proprietary information belonging to any other person or company.

      EXCEPTIONS (if none, please say so):

      2. Developments.

      (a) Subject to the limitation set forth in Section 2(c) below, I will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or copyrightable or not, that are created, made, conceived, or reduced to practice by me or under my direction or jointly with others during my employment or consulting relationship with the Company, whether or not made, created, conceived, or reduced to practice during normal working hours or on the premises of the Company (collectively, "Developments").

      (b) Subject to the limitation set forth in Section 2(c) below, I agree to assign and do hereby assign to the Company without further consideration all of my rights, titles, and interest in and to all Developments and all related patents, patent applications, copyrights, and copyright registrations and applications therefor, relating to the then present or planned business or research and development of the Company. If requested by the Company, I will assist it to apply for and obtain any patents or copyright registrations (both in the United States and in foreign countries) relating to any Developments, and I will execute and deliver or file to the Company all applications, certificates, instruments, and other documents requested by the Company in connection therewith, all at the Company's expense. I hereby irrevocably appoint the Company as my agent and attorney-in-fact, with full power of substitution, for me and on my behalf to execute and deliver or file any
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such application, certificate, instrument, or document. This power of attorney is irrevocable and coupled with an interest on the part of the Company.

      (c) Notwithstanding any other provision hereof, this Section 2 will not apply to inventions, improvements, discoveries, methods, developments, software, and works of authorship that do not relate to the present or planned business or research and development of the Company and that are made and conceived by me not during normal working hours, not on the Company's premises, and not using the Company's tools, devices, equipment, property, or Confidential Information. I understand that to the extent this Agreement will be construed in accordance with the applicable laws of any state that preclude the assignment of certain classes of Developments made by an employee or contractor with the Company, this
Section 2 will be interpreted not to apply to any Development that a court rules and/or the Company agrees falls within such classes.

      3. Certain Covenants. I hereby covenant as follows, which covenants will be in addition to, and not exclusive of, any other confidentiality, noncompetition, nonsolicitation, assignment-of-inventions, and similar obligations to which I may be subject from time to time.

      (a) Non-Competition. During any period during which I am employed by or acting as a consultant to the Company, and for a period of 12 months following the date of termination of my employment or consulting relationship with the Company (which periods will automatically be extended by a period of time equal to any period in which I am in breach of any obligations under this Section 3; including any such extension, the "Restricted Period"), I will not engage, directly or indirectly, as a proprietor, equityholder, investor (except as a passive investor holding not more than 2% of the outstanding capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative, or in any other capacity, in any business presently engaged in by the Company or any of its subsidiaries, or in which the Company or any of its subsidiaries may engage at any time during the period of my employment or consulting relationship with the Company, or in which at the time of such termination, the Board of Directors of the Company or any of its subsidiaries has formally resolved to engage, in any geographic area in which the Company or any of its subsidiaries is presently doing business, or in which where the Company or any its subsidiaries may be doing business at any time before the termination of my employment or consulting relationship with the Company, or in which at the time of such termination, the Board of Directors of the Company or any of its subsidiaries has formally resolved to engage.

      (b) Non-Solicitation, Etc. During the Restricted Period, I will not directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or consultants of the Company or any of its subsidiaries to terminate their employment or consulting relationship with the Company or such subsidiary;
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and will not assist any other person or entity to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 2% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any person or entity who does or attempts to do so.

      (c) Non-Solicitation of Customers, Suppliers, Etc. During the Restricted Period, I will not directly or indirectly solicit, divert, take away, or attempt to divert or take away, from the Company or any of its subsidiaries any of the business or patronage of any of their actual or potential customers, clients, accounts, vendors, or suppliers, or induce or attempt to induce any such person or entity to reduce the amount of business it does with the Company or any of its subsidiaries, and I will not assist any other person or entity to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 2% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any person or entity who does or attempts to do so.

      (d) Non-Disparagement. Both during and following the term of this Agreement and my employment or consulting relationship with the Company, I will not disparage, deprecate, or make any negative comment with respect to the Company or any of its subsidiaries or their respective businesses, operations, or properties.

      (e) Equitable Remedies. I hereby acknowledges that any breach by me of my obligations under this Agreement would cause substantial and irreparable damage to the Company, and that money damages would be an inadequate remedy therefor. Accordingly, I acknowledge and agree that the Company will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which the Company may be entitled in respect of any such breach).

      (f) Modification. In the event that a court of competent jurisdiction determines that any of the provisions of this Agreement would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions will automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and in addition, such court is hereby expressly authorized so to modify this Agreement and to enforce it as so modified. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or of the remainder of such section.

      4. No Employment or Consulting Contract. I understand and agree that this Agreement does not constitute an employment or consulting contract and
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does not imply that my employment or consulting relationship with the Company will continue for any period of time.

      5. General.

      (a) There are no conditions to the effectiveness of this Agreement. This Agreement supersedes all prior agreements, written or oral, between me and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed, or discharged in whole or in part, except by an agreement in writing signed by me and the Company. Any change or changes in any aspect of my employment or consulting relationship with the Company (including my duties, salary, or compensation) after the signing of this Agreement will not affect the validity or scope of this Agreement.

      (b) This Agreement will bind my successors, assigns, heirs, executors, and administrators and will inure to the benefit of the Company and its successors and assigns.

      (c) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion will be effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

      (d) I agree to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ I may be transferred without the necessity that this Agreement be re-executed at the time of such transfer.

      (e) This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, as applied to contracts made, and entirely to be performed, within Massachusetts.
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      IN WITNESS WHEREOF, I have executed and delivered this Agreement to the
Company as an agreement under seal as of the date indicated below.

                                        I HAVE READ ALL OF THE PROVISIONS OF
                                        THIS AGREEMENT AND I UNDERSTAND AND
                                        AGREE TO EACH OF SUCH PROVISIONS.


Dated 10/7/99                           /s/ James Krzywicki
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                                           (Signature)

                                        Print Name: James Krzywicki

Dated                                   /s/ Eileen Bergquist
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                                           (Witness)